Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)

THIRD QUARTER FISCAL YEAR 2020

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held October 29, 2020 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q3 Fiscal 2020 Summary (Quarter ended September 26, 2020)

•	Revenue: $121.8 million

•	Net income: $5.4 million, or 4.4% of revenue; non-GAAP net income: $6.1 million, or 5.0% of revenue

•	Net income per diluted share: $0.68; non-GAAP net income per diluted share: $0.76

•	Operating margin: 6.6%; non-GAAP operating margin: 7.3%

•	Non-GAAP EBITDA: $12.0 million, or 9.8% of revenue

•	Effective tax rate: 28.2%; non-GAAP effective tax rate: 28.0%

•	Utilization: 69%

•	Consultant headcount at the end of Q3 of fiscal 2020: 826, which consists of 140 officers, 473 other senior staff and 213 junior staff

•	Cash and cash equivalents: $24.1 million at September 26, 2020

Revenue

For Q3 of fiscal 2020, revenue was $121.8 million, compared with revenue of $115.7 million for Q3 of fiscal 2019.

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Headcount

The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Officers	140	136	135	128	121
Other Senior Staff	473	450	442	434	412
Junior Staff	213	216	222	217	208
Total	826	802	799	779	741

Utilization

For Q3 of fiscal 2020, companywide utilization was 69%, compared with 76% for Q3 fiscal 2019.

Client Reimbursables

For Q3 of fiscal 2020, client reimbursables were $13.2 million, or 10.8% of revenue, compared with $14.0 million, or 12.1% of revenue, for Q3 of fiscal 2019.

Contingent Liability

For Q3 of fiscal 2020, the estimated value of the contingent consideration obligation increased from Q2 of fiscal 2020 by $0.9 million to $13.5 million at September 26, 2020. For Q3 of fiscal 2019, the estimated value of the contingent consideration obligation increased from Q2 of fiscal 2019 by $3.0 million to $9.6 million at September 28, 2019.

The change in the value of the contingent liability is recorded as an increase (decrease) to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses

For Q3 of fiscal 2020, SG&A expenses were $22.2 million, or 18.2% of revenue, compared with $22.4 million, or 19.4% of revenue, for Q3 of fiscal 2019. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 3.0% of revenue for Q3 of fiscal 2020, compared with 2.6% in Q3 of fiscal 2019. Excluding these commissions, SG&A expenses were 15.2% of revenue for Q3 of fiscal 2020, compared with 16.8% in Q3 of fiscal 2019.

Depreciation & Amortization

For Q3 of fiscal 2020, depreciation and amortization expenses amounted to $3.2 million, or 2.7% of revenue, compared with $2.5 million, or 2.2% of revenue, for Q3 of fiscal 2019.

Forgivable Loan Amortization

For Q3 of fiscal 2020, forgivable loan amortization was $7.8 million, or 6.4% of revenue, compared with $6.7 million, or 5.7% of revenue, for Q3 of fiscal 2019.

Share-Based Compensation Expense

For Q3 of fiscal 2020, share-based compensation expense was approximately $0.9 million, or 0.7% of revenue, compared with $0.9 million, or 0.8% of revenue, for Q3 of fiscal 2019.

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Operating Income

For Q3 of fiscal 2020, operating income was $8.0 million, or 6.6% of revenue, compared with operating income of $6.9 million, or 6.0% of revenue, for Q3 of fiscal 2019. Non-GAAP operating income was $8.9 million, or 7.3% of revenue, for Q3 of fiscal 2020, compared with $9.9 million, or 8.6% of revenue, for Q3 of fiscal 2019.

	Fiscal Quarter Ended
$ in 000’s	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Income from operations	$8,020	6.6%	$6,905	6.0%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	905	0.7%	3,001	2.6%
Non-GAAP income from operations	$8,925	7.3%	$9,906	8.6%

Interest Income (Expense), net

For Q3 of fiscal 2020, net interest expense was $0.3 million, or 0.2% of revenue, compared with net interest expense of $0.4 million, or 0.4% of revenue, for Q3 of fiscal 2019.

Foreign Currency Gains (Losses), net

For Q3 of fiscal 2020, net foreign currency losses were $0.2 million, or 0.2% of revenue, compared with net foreign currency gains, of $0.2 million, or 0.2% of revenue, for Q3 of fiscal 2019.

Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes

The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q3		Q3
$ in 000’s	2020	2019	2020	2019
Tax Provision	$2,123	$952	$2,361	$1,767
Effective Tax Rate	28.2%	14.2%	28.0%	18.2%

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	Fiscal Quarter Ended
$ in 000’s	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Income before provision for income taxes	$7,526	6.2%	$6,691	5.8%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	905	0.7%	3,001	2.6%
Non-GAAP income before provision for income taxes	$8,431	6.9%	$9,692	8.4%

GAAP provision for income taxes	$2,123		$952
Tax effect on non-GAAP adjustments	238		815
Non-GAAP provision for income taxes	$2,361		$1,767

Net Income

For Q3 of fiscal 2020, net income was $5.4 million, or 4.4% of revenue, or $0.68 per diluted share, compared with net income of $5.7 million, or 5.0% of revenue, or $0.71 per diluted share, for Q3 of fiscal 2019. Non-GAAP net income for Q3 of fiscal 2020 was $6.1 million, or 5.0% of revenue, or $0.76 per diluted share, compared with $7.9 million, or 6.9% of revenue, or $0.98 per diluted share, for Q3 of fiscal 2019.

Non-GAAP EBITDA

For Q3 of fiscal 2020, non-GAAP EBITDA was $12.0 million, or 9.8% of revenue, compared with $12.6 million, or 10.9% of revenue, for Q3 of fiscal 2019.

Constant Currency Basis

For Q3 of fiscal 2020, revenue was $121.8 million, and net income was $5.4 million, or 4.4% of revenue, or $0.68 per diluted share. On a constant currency basis relative to Q3 of fiscal 2019, Q3 of fiscal 2020 revenue would have been lower by $0.9 million to $120.9 million, GAAP net income would have decreased by $0.2 million to $5.2 million, or 4.3% of revenue, and earnings per diluted share would have decreased by $0.02 to $0.66.

For Q3 of fiscal 2020, revenue was $121.8 million, and non-GAAP net income was $6.1 million, or 5.0% of revenue, or $0.76 per diluted share. On a constant currency basis relative to Q3 of fiscal 2019, Q3 of fiscal 2020 revenue would have been lower by $0.9 million to $120.9 million, non-GAAP net income would have decreased by $0.2 million to $5.9 million, or 4.9% of revenue, non-GAAP earnings per diluted share would have decreased by $0.02 to $0.74, and non-GAAP EBITDA would have decreased by $0.2 million to $11.8 million, or 9.7% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

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Key Balance Sheet Metrics

Billed and unbilled receivables at September 26, 2020 were $157.7 million, compared with $140.8 million at September 28, 2019. Current liabilities at September 26, 2020 were $197.2 million, compared with $172.2 million at September 28, 2019.

Total Days Sales Outstanding, or DSO, for Q3 of fiscal 2020 was 113 days, consisting of 75 days of billed and 38 days of unbilled. This compares with 108 days reported for Q3 of fiscal 2019, consisting of 68 days of billed and 40 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $24.1 million at September 26, 2020, compared with $19.8 million at September 28, 2019.

Net cash provided by operating activities for Q3 of fiscal 2020 was $33.6 million, compared with net cash provided by operating activities of $26.2 million for Q3 of fiscal 2019.

As of September 26, 2020, outstanding borrowings under CRA’s revolving credit facility amounted to $38.0 million. At September 28, 2019, outstanding borrowings under CRA’s revolving credit facility amounted to $36.0 million.

Capital expenditures totaled $2.2 million for Q3 of fiscal 2020, compared with $8.6 million for Q3 of fiscal 2019.

CRA repurchased approximately 110,000 shares of its common stock during Q3 of fiscal 2020 for $5.0 million, compared with Q3 of fiscal 2019, when approximately 157,000 shares of common stock were repurchased for approximately $6.6 million.

A quarterly cash dividend of $0.23 per common share, for total dividends and dividend equivalents of $1.8 million was paid in Q3 of fiscal 2020, compared with a quarterly cash dividend of $0.20 per common share, for total dividends and dividend equivalents of $1.5 million paid in Q3 of fiscal 2019.

GAAP Condensed Consolidated Statement of Cash Flows

CRA has derived the condensed consolidated statement of cash flow data for the years ended December 28, 2019 and December 29, 2018 from its audited financial statements appearing on Form 10-K for the fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission on February 27, 2020. The condensed consolidated statement of cash flow data for the first, second and third quarters of fiscal year 2019, and the first, second and third quarters of fiscal year 2020 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended December 28, 2019 and December 29, 2018 and have been prepared on the same basis as CRA’s audited financial statements.

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GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2020	2020	2020	2020	2019
Net cash provided by (used in) operating activities	$37,087	$33,648	$21,075	$(65,375)	$47,739
Net cash used in investing activities	(19,887)	(2,225)	(5,568)	(7,949)	(4,145)
Net cash provided by (used in) financing activities	(13,533)	(26,687)	(12,370)	64,115	(38,591)
Effect of foreign exchange rates on cash and cash equivalents	608	565	(148)	(612)	803
Net increase (decrease) in cash and cash equivalents	$4,275	$5,301	$2,989	$(9,821)	$5,806
Cash and cash equivalents at beginning of period	19,833	18,807	15,818	25,639	19,833
Cash and cash equivalents at end of period	$24,108	$24,108	$18,807	$15,818	$25,639

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2019	2019	2019	2019	2018
Net cash provided by (used in) operating activities	$24,676	$26,202	$10,458	$(56,567)	$44,583
Net cash used in investing activities	(14,616)	(8,644)	(3,130)	(774)	(2,068)
Net cash provided by (used in) financing activities	(1,444)	(12,624)	(6,741)	34,138	(16,217)
Effect of foreign exchange rates on cash and cash equivalents	(646)	(689)	43	133	(133)
Net increase (decrease) in cash and cash equivalents	$7,970	$4,245	$630	$(23,070)	$26,165
Cash and cash equivalents at beginning of period	11,863	15,588	14,958	38,028	11,863
Cash and cash equivalents at end of period	$19,833	$19,833	$15,588	$14,958	$38,028

Adjusted Net Cash Provided by (Used in) Operating Activities

Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash provided by (used in) operating activities. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities.

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Adjusted Net Cash Flows from Operations	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2020	2020	2020	2020	2019
GAAP net cash provided by (used in) operating activities	$37,087	$33,648	$21,075	$(65,375)	$47,739
Forgivable loan advances	40,240	104	4,932	33,442	1,762
Forgivable loan repayments	(67)	—	—	—	(67)
Adjusted net cash provided by (used in) operating activities	$77,260	$33,752	$26,007	$(31,933)	$49,434

Net revenue	$490,136	$121,762	$123,031	$126,158	$119,185

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	7.6%	27.6%	17.1%	(51.8)%	40.1%
Adjusted net cash provided by (used in) operating activities as a percentage of net revenue	15.8%	27.7%	21.1%	(25.3)%	41.5%

Adjusted Net Cash Flows from Operations	LTM	Q3	Q2	Q1	Q4
($ in 000’s)	Q3 2019	2019	2019	2019	2018
GAAP net cash provided by (used in) operating activities	$24,676	$26,202	$10,458	$(56,567)	$44,583
Forgivable loan advances	34,623	9,521	1,953	21,930	1,219
Forgivable loan repayments	(1,103)	(406)	(300)	(400)	3
Adjusted net cash provided by (used in) operating activities	$58,196	$35,317	$12,111	$(35,037)	$45,805

Net revenue	$440,871	$115,686	$110,573	$105,849	$108,763

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	5.6%	22.6%	9.5%	(53.4)%	41.0%
Adjusted net cash provided by (used in) operating activities as a percentage of net revenue	13.2%	30.5%	11.0%	(33.1)%	42.1%

NON-GAAP FINANCIAL MEASURES

In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash provided by (used in) operating activities is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

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The adjustments made to non-GAAP net income, non-GAAP EBITDA, non-GAAP income from operations and non-GAAP provision for income taxes in these remarks are as follows: for the third quarter of each of fiscal 2020 and fiscal 2019, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash provided by (used in) operating activities add back forgivable loan issuances, net of repayments. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

SEPTEMBER 26, 2020 COMPARED TO SEPTEMBER 28, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Revenues	$121,762	100.0%	$115,686	100.0%	$370,951	100.0%	$332,108	100.0%
Cost of services (exclusive of depreciation and amortization)	88,304	72.5%	83,805	72.4%	269,462	72.6%	233,412	70.3%
Selling, general and administrative expenses	22,194	18.2%	22,449	19.4%	67,742	18.3%	68,929	20.8%
Depreciation and amortization	3,244	2.7%	2,527	2.2%	9,293	2.5%	7,696	2.3%
Income from operations	8,020	6.6%	6,905	6.0%	24,454	6.6%	22,071	6.6%

Interest expense, net	(277)	-0.2%	(424)	-0.4%	(1,011)	-0.3%	(954)	-0.3%
Foreign currency gains (losses), net	(217)	-0.2%	210	0.2%	1,103	0.3%	(379)	-0.1%
Income before provision for income taxes	7,526	6.2%	6,691	5.8%	24,546	6.6%	20,738	6.2%
Provision for income taxes	2,123	1.7%	952	0.8%	6,744	1.8%	4,754	1.4%
Net income	$5,403	4.4%	$5,739	5.0%	$17,802	4.8%	$15,984	4.8%

Net income per share:
Basic	$0.69		$0.74		$2.28		$2.02
Diluted	$0.68		$0.71		$2.23		$1.94

Weighted average number of shares outstanding:
Basic	7,771		7,769		7,780		7,903
Diluted	7,934		8,050		7,964		8,205

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

SEPTEMBER 26, 2020 COMPARED TO SEPTEMBER 28, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Revenues	$121,762	100.0%	$115,686	100.0%	$370,951	100.0%	$332,108	100.0%

Net income	$5,403	4.4%	$5,739	5.0%	$17,802	4.8%	$15,984	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	905	0.7%	3,001	2.6%	1,901	0.5%	3,435	1.0%
Tax effect on adjustments	(238)	-0.2%	(815)	-0.7%	(508)	-0.1%	(931)	-0.3%
Non-GAAP net income	$6,070	5.0%	$7,925	6.9%	$19,195	5.2%	$18,488	5.6%

Non-GAAP net income per share:
Basic	$0.78		$1.02		$2.46		$2.33
Diluted	$0.76		$0.98		$2.40		$2.25

Weighted average number of shares outstanding:
Basic	7,771		7,769		7,780		7,903
Diluted	7,934		8,050		7,964		8,205

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

SEPTEMBER 26, 2020 COMPARED TO SEPTEMBER 28, 2019

(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Revenues	$121,762	100.0%	$115,686	100.0%	$370,951	100.0%	$332,108	100.0%

Net income	$5,403	4.4%	$5,739	5.0%	$17,802	4.8%	$15,984	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	905	0.7%	3,001	2.6%	1,901	0.5%	3,435	1.0%
Tax effect on adjustments	(238)	-0.2%	(815)	-0.7%	(508)	-0.1%	(931)	-0.3%
Non-GAAP net income	$6,070	5.0%	$7,925	6.9%	$19,195	5.2%	$18,488	5.6%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	277	0.2%	424	0.4%	1,011	0.3%	954	0.3%
Provision for income taxes	2,361	1.9%	1,767	1.5%	7,252	2.0%	5,685	1.7%
Depreciation and amortization	3,244	2.7%	2,527	2.2%	9,293	2.5%	7,696	2.3%
Non-GAAP EBITDA	$11,952	9.8%	$12,643	10.9%	$36,751	9.9%	$32,823	9.9%

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (IN THOUSANDS)

	September 26, 2020	December 28, 2019
Assets
Cash and cash equivalents	$24,108	$25,639
Accounts receivable and unbilled services, net	157,684	144,410
Other current assets	14,869	14,028
Total current assets	196,661	184,077

Property and equipment, net	64,886	61,295
Goodwill and intangible assets, net	93,739	94,980
Right-of-use assets	123,390	130,173
Other assets	71,501	62,718
Total assets	$550,177	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$16,574	$26,069
Accrued expenses	103,952	121,301
Current portion of lease liabilities	14,551	12,847
Revolving line of credit	38,000	-
Other current liabilities	24,105	11,193
Total current liabilities	197,182	171,410
Non-current portion of lease liabilities	141,331	146,551
Other non-current liabilities	7,269	17,531
Total liabilities	345,782	335,492

Total shareholders’ equity	204,395	197,751
Total liabilities and shareholders’ equity	$550,177	$533,243

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	September 26, 2020	September 28, 2019
Operating activities:
Net income	$17,802	$15,984
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	20,385	18,214
Accounts receivable and unbilled services	(13,042)	(10,956)
Working capital items, net	(35,797)	(43,149)
Net cash used in operating activities	(10,652)	(19,907)

Investing activities:
Purchases of property and equipment	(15,742)	(12,548)
Net cash used in investing activities	(15,742)	(12,548)

Financing activities:
Issuance of common stock, principally stock options exercises	1,667	2,006
Borrowings under revolving line of credit	77,000	54,000
Repayments under revolving line of credit	(39,000)	(18,000)
Tax withholding payments reimbursed by shares	(390)	(388)
Cash paid on dividend equivalents	(40)	(35)
Cash dividends paid to shareholders	(5,372)	(4,742)
Repurchase of common stock	(8,807)	(18,068)
Net cash provided by financing activities	25,058	14,773

Effect of foreign exchange rates on cash and cash equivalents	(195)	(513)

Net decrease in cash and cash equivalents	(1,531)	(18,195)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$24,108	$19,833

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$3,923	$3,461
Purchases of property and equipment paid by a third party	$-	$126
Asset retirement obligations	$155	$427
Right-of-use assets obtained in exchange for lease obligations	$2,601	$37,298
Right-of-use assets related to the adoption of ASC 842	$-	$82,329
Lease liabilities related to the adoption of ASC 842	$-	$106,765
Supplemental cash flow information:
Cash paid for taxes	$5,933	$6,078
Cash paid for interest	$932	$848
Cash paid for amounts included in operating lease liabilities	$13,736	$12,053